As filed with the Securities and Exchange Commission on May 30, 2003

File No. 33-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

GEERLINGS & WADE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	5995	04-2935863
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

960 Turnpike Street

Canton, Massachusetts 02021

(781) 821-4152

(Address of principal executive offices, including zip code)

STOCK OPTION PLAN

(Full title of the plan)

David R. Pearce

Chief Financial Officer, Treasurer and Clerk

Geerlings & Wade, Inc.

960 Turnpike Street

Canton, Massachusetts 02021

(781) 821-4152

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, par value $0.01	325,000 shares	$1.40	$455,000	$36.81

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the common stock, $.01 par value (the “Common Stock”), of Geerlings & Wade, Inc. reported on the NASDAQ SmallCap Market System on May 27, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of information regarding Geerlings & Wade, Inc. (the “Company” or the “Registrant”), and other information required by Item 2 of this Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Company shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Registrant hereby incorporates the following documents herein by reference:

(a)	The Company’s latest Annual Report filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

(b)	All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s Annual Report referred to above.

(c)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (No. 0-24048) filed with the Commission under the Exchange Act on May 5, 1994.

All documents subsequently filed by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents.

Item 6.    Indemnification of Directors and Officers.

Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts authorizes a Massachusetts corporation to indemnify any director, officer, employee or other agent of the corporation, any person who serves at its request as a director, officer, employee or other agent of another organization, or any person who serves at its request in any capacity with respect to any employee benefit plan, to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares entitled to vote on the election of directors.

The Registrant’s Restated Articles of Organization provide that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages arising from the breach of a director’s fiduciary duty, except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. In addition, the Registrant’s Restated Articles of Organization and Amended and Restated By-Laws each include a provision that requires the Registrant to indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization, or in any capacity with respect to an employee benefit plan) against all liabilities and expenses reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding in which he may be involved or with which he may be threatened, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the Registrant, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interest of the Registrant; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by the interested director or officer.

The Registrant has obtained an insurance policy that insures its directors and officers against certain liabilities that may be incurred in connection with their service as such.

Item 8.    Exhibits.

Exhibit

4.1	Geerlings & Wade, Inc. Stock Option Plan, as amended.

5	Opinion of Ropes & Gray LLP.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Ropes & Gray LLP (contained in the opinion filed as Exhibit 5 to this Registration Statement).

24	Powers of Attorney (included on signature page).

Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, in The Commonwealth of Massachusetts, on this 30th day of May, 2003.

GEERLINGS & WADE, INC.

By    /s/ Huib E. Geerlings

Huib E. Geerlings

President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Huib E. Geerlings and David R. Pearce, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

Signature	Capacity in Which Signed	Date

/s/ Huib E. Geerlings Huib E. Geerlings	Chairman of the Board of Directors, Director, President and Chief Executive Officer	May 30, 2003

/s/ David R. Pearce David R. Pearce	Chief Financial Officer, Treasurer and Clerk (Principal Financial and Accounting Officer)	May 30, 2003

/s/ John M. Connors, Jr. John M. Connors, Jr.	Director	May 30, 2003

/s/ James C. Curvey James C. Curvey	Director	May 30, 2003

/s/ John J. Remondi John J. Remondi	Director	May 30, 2003

/s/ Gordon Romer Gordon Romer	Director	May 30, 2003

/s/ Robert L. Webb Robert L. Webb	Director	May 30, 2003

EXHIBIT INDEX

4.1	Geerlings & Wade, Inc. Stock Option Plan, as amended.

5	Opinion of Ropes & Gray LLP.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Ropes & Gray LLP (contained in the opinion filed as Exhibit 5 to this Registration Statement).

24	Powers of Attorney (included on signature page).